Exhibit 3.3

THIRD POINT PRIVATE CAPITAL PARTNERS

FORM OF

BY-LAWS

TABLE OF CONTENTS

Page

Article I Shareholder Meetings		1
1.1	Chairman	1
1.2	Inspectors of Election	1
1.3	Records at Shareholder Meetings	1
1.4	Nomination of Trustees	2
1.5	Meetings by Remote Communications	2

Article II Trustees		2
2.1	Regular Meetings	2
2.2	Chairman	2

Article III Officers		3
3.1	Officers of the Trust	3
3.2	Election and Tenure	3
3.3	Removal of Officers	3
3.4	Bonds and Surety	3
3.5	President and Chief Executive Officer	3
3.6	Secretary	4
3.7	Chief Compliance Officer	4
3.8	Treasurer and Chief Financial Officer	4
3.9	Other Officers and Duties	4

Article IV Committees		5
4.1	Appointment	5
4.2	Powers	5

Article V Miscellaneous		5
5.1	Depositories	5
5.2	Signatures	5
5.3	Seal	5

Article VI Stock Transfers		5
6.1	Transfer Agents, Registrars and the Like	5
6.2	Transfer of Shares	6
6.3	Registered Shareholders	6

Article VII Amendment of By-Laws		6
7.1	Amendment and Repeal of By-Laws	6

THIRD POINT PRIVATE CAPITAL PARTNERS

BY-LAWS

These By-Laws are made and adopted pursuant to Section 3.8 of the Amended and Restated Agreement and Declaration of Trust governing Third Point Private Capital Partners dated as of [•], 2024, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

Article I

Shareholder Meetings

1.1            Chairman. The Chairman, if any, or any officer or individual appointed by the Board of Trustees to act as the chairperson of Shareholder meetings, shall act as chairperson at all meetings of the Shareholders; in the Chairman’s or such other officer’s or individual’s absence, the Trustee or Trustees present at each meeting may elect a temporary chairperson for the meeting, who may be one of themselves.

1.2            Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of Shareholders may appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three as determined by the chairman of the meeting. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman of the meeting. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote at such meeting. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.3            Records at Shareholder Meetings. The officer of the Trust who has charge of the Share ledger of the Trust shall prepare and make, at least ten (10) days before every meeting of the Shareholders, a complete list of the Shareholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of Shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting as determined by the Trustees, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided to the Shareholders, or (ii) during ordinary business hours, at the principal place of business of the Trust. In the event that the Trust determines to make the list available on an electronic network, the Trust may take reasonable steps to ensure that such information is available only to Shareholders of the Trust. The Trust may in its discretion redact any portion(s) of the list as it determines to be appropriate in view of, without limitation, any regulatory, tax, or legal considerations or any confidentiality obligations to which the Trust may be subject.

1.4            Nomination of Trustees. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that one or more Trustees will be elected at the meeting, by a Shareholder who is entitled to vote at the meeting.

1.5            Meetings by Remote Communications. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held partly or solely by means of remote communications and to the extent so authorized, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communications: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communications.  In connection with any such meeting, the Trust may implement such measures as the Trustees deem to be reasonable to verify that each Person deemed present and permitted to vote at the meeting by means of remote communications is a Shareholder or proxyholder and to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders.  If any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Trust.

Article II

Trustees

2.1            Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President and Chief Executive Officer, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2            Chairman. The Trustees shall have the power to appoint a Chairman from among the members of the Board of Trustees. Such appointment shall be by majority vote of the Trustees then serving. Such Chairman shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. When present he or she shall preside at the meetings of the Shareholders and of the Trustees. The Chairman shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration or these By-Laws, consistent with his or her position. The Chairman need not be a Shareholder.

Article III

Officers

3.1            Officers of the Trust. The officers of the Trust shall consist of a President and Chief Executive Officer, Chief Compliance Officer, Treasurer and Chief Financial Officer, a Secretary and such other officers or assistant officers as may be elected or authorized by the Trustees. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee. Any two or more of the offices may be held by the same person. No officer of the Trust need be a Trustee or a Shareholder.

3.2            Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairman, if any, President and Chief Executive Officer, Chief Compliance Officer, Treasurer and Chief Financial Officer, Secretary and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3            Removal of Officers. Any officer may be removed at any time, with or without cause, by action of the Trustees taken in accordance with Section 2.5 (if at a meeting) or 2.6 (if by written consent) of the Declaration. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President and Chief Executive Officer or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President and Chief Executive Officer or Secretary, or at a later date according to the terms of such notice in writing.

3.4            Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5            President and Chief Executive Officer. The President and Chief Executive Officer, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President and Chief Executive Officer of a corporation. Unless otherwise directed by the Trustees, the President and Chief Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust, at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons by executing any proxies duly authorizing such persons. The President and Chief Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President and Chief Executive Officer, the Board of Trustees may by resolution delegate the powers and duties of the President and Chief Executive Officer to any other officer or to any Trustee, or to any other person whom it may select. Such delegatee shall perform all of the duties of the President and Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President and Chief Executive Officer.

3.6            Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7            Chief Compliance Officer. The Board of Trustees shall designate a Chief Compliance Officer to the extent required by, and consistent with the requirements of, the 1940 Act. The Chief Compliance Officer shall be responsible for the oversight of the Trust’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Independent Trustees. The Chief Compliance Officer shall also perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Trustees or by the President and Chief Executive Officer.

3.8            Treasurer and Chief Financial Officer. Except as otherwise directed by the Trustees, the Treasurer and Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President and Chief Executive Officer all powers and duties normally incident to the office. The Treasurer and Chief Financial Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer and Chief Financial Officer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer and Chief Financial Officer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President and Chief Executive Officer. The Treasurer and Chief Financial Officer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer and Chief Financial Officer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer and Chief Financial Officer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer and Chief Financial Officer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

3.9            Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President and Chief Executive Officer.

Article IV

Committees

4.1            Appointment. The Board of Trustees may appoint from its members an Audit Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

4.2            Powers. The Board of Trustees may delegate to committees appointed under Section 4.1 hereof any of the powers of the Board of Trustees, except as prohibited by law.

Article V

Miscellaneous

5.1            Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Adviser), as the Trustees may from time to time authorize.

5.2            Signatures. All contracts and other instruments shall be executed on behalf of the Trust by one or more of its authorized officers or agents, as provided in the Declaration or these By-Laws or as the Trustees may from time to time provide by resolution.

5.3            Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

Article VI

Stock Transfers

6.1            Transfer Agents, Registrars and the Like. As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

6.2            Transfer of Shares. The Shares of the Trust shall not be transferrable except as permitted in the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

6.3            Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other Person.

Article VII

Amendment of By-Laws

7.1            Amendment and Repeal of By-Laws. In accordance with Section 3.8 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. The Trustees shall in no event adopt By-Laws that are in conflict with the Declaration, and any apparent or actual inconsistency shall be construed in favor of the related provisions in the Declaration.